UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 722 5505

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Item 8.01 Other Events

On October 22, 2021 Regen BioPharma, Inc. (the “Company”) settled convertible notes outstanding in the principal amounts of $29,836 and accrued interest on convertible notes outstanding of $26,227, by paying the Noteholder the amount of $43,529.30 in cash.

The settled convertible notes contained a default provision providing that in the event that the Company were to become delinquent in its reporting obligations under the Securities Exchange Act of 1934 after the six month anniversary of the applicable note the noteholder would be entitled to convert the outstanding principal balances and accrued interest into shares of the Company’s common stock at 65% the lowest closing bid price during the delinquency period (“Default Conversion Price”).

The Company has determined that the language utilized in the aforementioned provision may be interpreted as permitting the noteholder to convert the outstanding principal balances and accrued interest at the Default Conversion Price even in the event that such delinquency has been cured. Pursuant to such interpretation the noteholders may have been able to convert the outstanding balances over time into 855,584,615 shares of the Company’s common stock having an aggregate value of $16,598,341 (valued at the closing price of the Company’s common shares as of October 21, 2021) such conversions being permitted so long as any one such conversion would not result in the noteholder holding over 9.9% of the Company’s common shares.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: October 22, 2021	By: /s/ David Koos
David Koos
Chief Executive Officer

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